
<ARTICLE> 5
<LEGEND>
This schedule contains summary information extracted from Xilinx, Inc.'s
CONSOLIDATED STATEMENTS OF INCOME AND CONSOLIDATED BALANCE SHEETS and is qualified in its entirety by reference to such financial statements. During the quarter ended December 27, 1997, the Company adopted the Financial
Accounting Standards Board's Statement No. 128 (FASB 128), "Earnings per
Share". The new standard required the Company to change the method used to compute net income per share and to restate all prior periods. The table below shows the restated earnings per share numbers.
</LEGEND>
<MULTIPLIER> 1000


<PERIOD-TYPE>                   12-MOS                   12-MOS                   12-MOS
<FISCAL-YEAR-END>                          MAR-28-1998             MAR-29-1997             MAR-30-1996
<PERIOD-START>                             MAR-30-1997             MAR-31-1996             APR-02-1995
<PERIOD-END>                               MAR-28-1998             MAR-29-1997             MAR-30-1996
<CASH>                                         166,861                 215,903                 110,893
<SECURITIES>                                   195,326                 209,944                 267,068
<RECEIVABLES>                                   69,320                  77,982                  84,727<F1>
<ALLOWANCES>                                      8408                   5,734                   5,199
<INVENTORY>                                     55,289                  62,367                  39,238
<CURRENT-ASSETS>                               600,224                 601,555                 538,706
<PP&E>                                         163,632                 154,443                 128,283
<DEPRECIATION>                                  75,356                  67,863                  45,645
<TOTAL-ASSETS>                                 941,238                 847,693                 720,880
<CURRENT-LIABILITIES>                          125,657                  97,253                 102,636
<BONDS>                                        250,000                 250,000                 250,000
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                           729                     733                     719
<OTHER-SE>                                     549,446                 489,947                 367,525
<TOTAL-LIABILITY-AND-EQUITY>                   941,238                 847,693                 720,880
<SALES>                                        613,593                 568,143                 560,802
<TOTAL-REVENUES>                               613,593                 568,143                 560,802
<CGS>                                          230,690                 219,337<F1>             203,192
<TOTAL-COSTS>                                  230,690                 219,337<F1>             203,192<F1>
<OTHER-EXPENSES>                               209,035                 189,745<F1>             191,854
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                              13,924                  14,561                   5,645
<INCOME-PRETAX>                                180,596                 165,758                 170,902
<INCOME-TAX>                                    56,728                  55,382                  69,448
<INCOME-CONTINUING>                            126,587                 110,376                 101,454
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                   126,587                 110,376                 101,454
<EPS-PRIMARY>                                     1.72<F2>                1.52<F2>                1.43<F2>
<EPS-DILUTED>                                     1.58                    1.39                    1.28


<F1>Amount from the prior year has been reclassified to conform to the current year presentation.
<F2>Represents basic earnings per share.


